EXHIBIT 99.1

Contacts:

Murray H. Gross	Brett Maas
Chairman & CEO	Hayden IR
Email: mgross@ushomesystems.com	Email: brett@haydenir.com
(214) 488-6300	(646) 536-7331

U.S. HOME SYSTEMS FIRST QUARTER REVENUES INCREASE 8% TO $42 MILLION

Net Income Increases 52% to $853,000 - EPS Increases 38% to $0.11 vs. $0.08

Record New Orders of $46 Million in First Quarter

DALLAS, TX, May 15, 2012 — U.S. Home Systems, Inc. (NasdaqNGM: USHS) today reported financial results for the first quarter ended March 31, 2012. USHS is engaged in the specialty products home improvement business. The Company’s principal product lines include kitchen cabinet refacing products, bathroom remodeling products, storage organization systems for closets and garages and related accessories.

First Quarter 2012 Highlights

•

USHS reported record new orders of $46.4 million, an increase of 7.4% from $43.2 million in the first quarter last year. USHS had backlog of uncompleted orders of $25.3 million at March 31, 2012 vs. $24.3 million at March 31, 2011.

•

The Company reported $42.2 million in revenue, the highest first quarter revenue in USHS history, exceeding guidance of $40.5 million and up 8.3% compared to $39.0 million in the first quarter last year.

•

Fixed operating costs, consisting of branch operating and general and administrative expenses, declined to 11.4% of revenues in the first quarter 2012 from 12.8% in the same quarter last year. The decline reflected increased leverage from higher revenues.

•	USHS reported earnings per share of $0.11, better than guidance of $0.09 per share and compared to $0.08 per share in the first quarter last year.

Murray Gross, chairman and chief executive officer, commented, “I am pleased to report we had two new records this quarter. First, a record new order input for any quarter in our history and second, record revenue for a first quarter, both which significantly exceeded our expectations. I want to recognize our strategic partner, The Home Depot, whose marketing initiatives continue to drive demand.”

Mr. Gross Continued, “In January we launched our new line of Martha Stewart LivingTM kitchen cabinet refacing products. Due to the popularity and reputation for style and quality inherent in the Martha Stewart brand replacement kitchen cabinets, we developed a line of refacing products which provide a ‘refacing’ solution to The Home Depot customers who prefer the look of the Martha Stewart LivingTM line of cabinetry in a refacing product. We are very excited about the reception of these products by our customers. This line of new refacing products contributed to our record new order input in the quarter. We believe the Martha Stewart LivingTM line of kitchen refacing products will be an exciting extension to our kitchen refacing product portfolio.”

“In March we launched the ‘Replacement Kitchen Remodeling’ test pilot in two markets in Florida. Under this program, we are re-marketing customers who expressed an interest in kitchen refacing, however did not purchase our refacing products. We believe that these customers may be more interested in replacing their complete kitchen cabinetry rather than installing a refacing product. We believe customers have responded favorably to our product offering during the first month of this pilot, and based on the early success, in April The Home Depot agreed to expand the pilot program to all our Florida markets except Jacksonville. We are very excited about this program.”

Second Quarter 2012 Outlook

USHS expects:

•	Revenues in the second quarter 2012 of $46.5 million as compared to revenues of $43.8 million in the second quarter 2011.

•	Net income of $0.23 per share, compared to $0.21 per share in the second quarter 2011.

USHS also announced that its Board has authorized the Company’s regular quarterly dividend of $0.03 per share. The dividend is payable June 14, 2012 to stockholders of record at the close of business on May 30, 2012.

Conference Call Information

Management of USHS will hold a conference call on May 15, 2012 at 4:30 p.m. ET to discuss its 2012 first quarter financial results. The financial results will be released following the close of trading on May 15, 2012.

Interested parties may access the call by calling 1-877-941-2068 from within the United States, or 1-480-629-9712 if calling internationally, approximately five minutes prior to the start of the call. A replay will be available through May 22, 2012 and can be accessed by dialing 1-877-870-5176 (U.S.) or 1-858-384-5517 (international), passcode 4535057.

This web cast can be accessed at U.S. Home Systems’ website at www.ushomesystems.com. The web cast may also be accessed at http://viavid.net/dce.aspx?sid=000096F6. The web cast can be accessed until June 15, 2012 on either site. To access the web cast, you will need to have the Windows Media Player on your desktop. For the free download of the Media Player please visit:

http://www.microsoft.com/windows/windowsmedia/en/download/default.asp.

About U.S. Home Systems, Inc.

U.S. Home Systems, Inc. (www.ushomesystems.com) manufactures or procures, designs, sells and installs custom quality specialty home improvement products. The Company’s product lines include kitchen cabinet refacing products utilized in kitchen remodeling, bathroom tub liners and wall surround products utilized in bathroom remodeling, and storage organization systems for closets and garages. The Company manufactures its own cabinet refacing products and bathroom cabinetry.

This press release contains certain statements that may include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical fact included herein are “forward-looking statements” including statements regarding the Company’s business strategy, plans and objective and statements of non-historical information. These forward looking statements are often identified by the use of forward-looking terminology such as “believes,” “expects” or similar expressions, involve known and unknown risks and uncertainties. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company’s actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in the Company’s periodic reports that are filed with and available from the Securities and Exchange Commission. All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these factors. Other than as required under the securities laws, the Company does not assume a duty to update these forward-looking statements.

-tables follow-

USHS REPORTS FIRST QUARTER 2012 RESULTS

FINANCIAL HIGHLIGHTS

Consolidated Statements of Operations

(In thousands, except shares and per share amounts)

	Three Months Ended March 31,
	2012	2011
	(Unaudited)
Revenues	$42,226	$38,990
Cost of remodeling contracts	19,751	18,182

Gross profit	22,475	20,808

Costs and expenses:
Branch operations	1,821	1,921
Sales and marketing	16,248	14,843
General and administrative	3,013	3,090

Total costs and expenses	21,082	19,854

Operating income	1,393	954
Interest expense	6	13
Other income	5	4

Income before income taxes	1,392	945
Income tax expense	539	385

Net income	$853	$560

Net income per share:
- Basic	$0.12	$0.08

- Diluted	$0.11	$0.08

Number of weighted-average shares of common stock outstanding – basic	7,376,167	7,175,127

Number of weighted-average shares of common stock outstanding – diluted	7,593,032	7,356,740

USHS REPORTS FIRST QUARTER 2012 RESULTS

U.S. Home Systems, Inc.

Consolidated Balance Sheets

	March 31, 2012	December 31, 2011
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$13,228,938	$13,682,779
Marketable securities	818,716	816,510
Accounts receivable-trade, net of allowance for doubtful accounts of $69,717 and $75,902	8,182,324	5,768,948
Accounts receivable-other	405,386	611,640
Income tax receivable	22,175	22,175
Commission advances	1,422,335	1,072,250
Inventories	3,731,890	3,802,255
Prepaid advertising and marketing	1,868,921	1,908,021
Prepaid expenses	657,298	766,295
Deferred income taxes	855,937	856,750

Total current assets	31,193,920	29,307,623

Property, plant, and equipment, net	2,533,409	2,486,965
Goodwill	3,589,870	3,589,870
Other assets	434,289	463,863

Total assets	$37,751,488	$35,848,321

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$5,913,486	$5,607,866
Accrued wages, commissions, bonuses and vacation	1,959,460	2,044,694
Federal and state taxes payable	1,466,885	1,237,762
Other accrued liabilities	950,206	692,206

Total current liabilities	10,290,037	9,582,528
Deferred income taxes	581,162	581,162
Other liabilities, long-term	188,734	195,993

Stockholders’ equity:
Common stock – $0.001 par value, 30,000,000 shares authorized, 7,457,888 and 7,288,776 shares issued and outstanding at March 31, 2012 and December 31, 2011, respectively	7,458	7,289
Additional capital	15,250,147	14,677,025
Retained earnings	11,433,950	10,804,324

Total stockholders’ equity	26,691,555	25,488,638

Total liabilities and stockholders’ equity	$37,751,488	$35,848,321